Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Elise Caffrey	Nancy Smith
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3323
ecaffrey@irobot.com	nsmith@irobot.com
iRobot Reports First Quarter 2008 Results
Revenue Up 45 Percent; Cautious About Retail Sector Second Half of 2008
BEDFORD, Mass., April 30, 2008 — iRobot Corp. (NASDAQ: IRBT) today announced its financial results for the fiscal quarter ended March 29, 2008.
“In Q1, we delivered our 15th consecutive quarter of year-over-year revenue growth,” said Colin Angle, chief executive officer of iRobot. “We continue to see strong demand for our products in both divisions. Home Robot revenue was up 55 percent with significant increases in international home robot revenue from Q1 2007. Government & Industrial revenue grew 35 percent in the first quarter from the first quarter a year ago. That said, we faced some macro economic challenges during the quarter that impacted our bottom line and changed our outlook for the rest of 2008,” he added.
“Over the past two months, the overall retail environment has deteriorated. Due to the financial condition of one of our key customers, Linens ‘n Things, we did not recognize revenue for $1.8 million of shipments made to them in Q1. As compared to first quarter 2007, this accounted for a 2.3 percentage point decline in gross margin and a $0.05 decrease in earnings per share.
“The financial expectations we shared on February 20th assumed a unit growth rate that we thought was reasonable in a recession, and we have seen sell through performance that meets or exceeds that model. In the current U.S. economic climate, however, we anticipate that it will be difficult for our retail partners to buy as aggressively as they have in the past to fill their shelves with product in the back half of the year. Therefore, we are reiterating our expectations for first half 2008 financial performance and modifying our expectations for full year 2008 financial performance.”
Current expectations for first half and full year 2008 financial performance are as follows:

	First Half	Full Year
Current Guidance
Revenue	$109M — $112M	$295M — $305M
Pre-Tax Net Income (Loss)	($17M — $19M)	$5M — $7M
Earnings Per Share (Loss Per Share)	($0.42 — $0.45)	$0.12 — $0.17

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730, Phone: 781-430-3000, Fax:781-430-3100, www.irobot.com

February 20, 2008 Guidance
Revenue	$109M — $112M	$300M — $310M
Pre-Tax Net Income (Loss)	($17M — $19M)	$8M — $10M
Earnings Per Share (Loss Per Share)	($0.42 — $0.45)	$0.18 — $0.23
Financial Highlights:
•	Revenues for the first quarter of 2008 grew to $57.3 million, compared with $39.5 million in the first quarter of 2007.
•	Gross profit for the first quarter of 2008 increased to $15.4 million (26.8 percent of sales), compared with $11.1 million (28.2 percent of sales) in the first quarter of 2007.
•	Net loss in the first quarter of 2008 was $4.0 million compared with a net loss in the first quarter of 2007 of $5.5 million.
Business Highlights:
•	iRobot announced the company reached a funding agreement with the U.S. Army’s Lead Systems Integrator (LSI) of Boeing and Science Applications International Corporation team on the previously determined direction of SUGV acceleration on January 17, 2008 under the Future Combat Systems (FCS) Program. This contract has grown from $23 million in 2003 to its current level of approximately $63 million.
•	iRobot announced an expansion of the iRobot Verro™ Pool Cleaning Robot line. Three robots are available for the 2008 pool season, including two new models, the Verro 100 Pool Cleaning Robot at $399 and the Verro 500 Pool Cleaning Robot at $999.
•	iRobot announced it received an award under the Defense Advanced Research Projects Agency’s (DARPA) LANdroids program to develop a new portable communications relay robot that is small, inexpensive, intelligent and robust. The goal of the DARPA LANdroids program is to develop technologies to enable the warfighter operating in dense urban environments to rapidly deploy and maintain a vital communications infrastructure.
First-Quarter Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the fiscal quarter ended March 29, 2008, business outlook, and outlook for future financial performance. To access the call, investors should dial 719-325-4859 approximately 10 minutes prior to the initiation of the teleconference and reference iRobot. A live, audio broadcast of the conference call also will be available at http://investors.irobot.com/events.cfm. An archived version of the broadcast will be available on the same Web site shortly after the conclusion of the live event. A replay of the telephone conference call will be available through midnight on May 15, and can be accessed by dialing 719-457-0820, access code 3518435.
About iRobot Corp.
iRobot is a provider of robots that perform dull, dirty or dangerous missions in a better way. The company’s proprietary technology, iRobot AWARE Robot Intelligence Systems, incorporates advanced concepts in navigation, mobility, manipulation and artificial intelligence. This proprietary system enables iRobot to build behavior-based robots, including its family of consumer and military robots. For additional information about iRobot, please visit www.irobot.com.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730, Phone: 781-430-3000, Fax:781-430-3100, www.irobot.com

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations concerning future financial performance and demand for and market acceptance of its products. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: general economic conditions, our ability to operate in an emerging market, fluctuations in our operating results and the seasonality of our business, our ability to enhance our current consumer robots or develop new consumer robots, our dependence on the U.S. federal government and government contracts, our ability to expand our product offering beyond our current markets, market acceptance of our products, our ability to manage our rapid growth, changes in government policies or spending priorities and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730, Phone: 781-430-3000, Fax:781-430-3100, www.irobot.com

iRobot Corporation
Consolidated Statement of Operations
(in thousands, except per share amounts)

	For the three months ended
	March 29,	March 31,
	2008	2007
	(unaudited)
Revenue
Product revenue	$50,575	$34,121
Contract revenue	6,727	5,366

Total	57,302	39,487

Cost of Revenue
Product revenue	36,195	23,486
Contract revenue	5,747	4,884

Total	41,942	28,370

Gross Profit	15,360	11,117

Operating Expense
Research & development	3,973	4,156
Selling & marketing	11,458	8,049
General & administrative	6,778	5,327

Total	22,209	17,532

Operating loss	(6,849)	(6,415)
Other income, net	495	931

Pre-tax loss	(6,354)	(5,484)
Income tax expense (benefit)	(2,349)	17

Net loss	$(4,005)	$(5,501)

Net loss per common share:
Basic and diluted	$(0.16)	$(0.23)

Shares used in Per Common Share Calculations:
Basic and diluted	24,506	23,902

Stock-based compensation included in above figures:
Cost of product revenue	$154	$120
Cost of contract revenue	59	77
Research & development	(33)	(9)
Selling & marketing	161	157
General & administrative	597	312

Total	$938	$657

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730, Phone: 781-430-3000, Fax:781-430-3100, www.irobot.com

iRobot Corporation
Condensed Consolidated Balance Sheet
(in thousands)

	March 29,	December 29,
	2008	2007
	(unaudited)	(audited)
Assets

Cash and equivalents	$22,861	$26,735
Short term investments	—	16,550
Accounts receivable, net	21,923	47,681
Unbilled revenues	2,609	2,244
Inventory, net	46,216	45,222
Deferred tax assets	5,905	5,905
Other current assets	6,337	2,268

Total current assets	105,851	146,605
Property, plant and equipment, net	18,020	15,694
Deferred tax assets	4,293	4,293
Long term investments	15,401	—
Other assets	2,500	2,500

Total assets	$146,065	$169,092

Liabilities and stockholders’ equity

Accounts payable	$27,966	$44,697
Accrued expenses	5,926	7,987
Accrued compensation	5,124	4,603
Deferred revenue	1,130	1,578

Total current liabilities	40,146	58,865

Stockholders’ equity	105,919	110,227

Total liabilities and stockholders’ equity	$146,065	$169,092

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730, Phone: 781-430-3000, Fax:781-430-3100, www.irobot.com

iRobot Corporation
Consolidated Statement of Cash Flows
(in thousands)

	For the three months ended
	March 29,	March 31,
	2008	2007
	(unaudited)

Cash flows from operating activities:
Net loss	$(4,005)	$(5,501)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,566	1,206
Loss on disposal of fixed assets	45	35
Stock-based compensation	938	657
Non-cash director deferred compensation	24	28
Changes in working capital — (use) source
Accounts receivable	25,758	12,273
Unbilled revenue	(365)	418
Inventory	(994)	4,691
Other assets	(4,069)	1,030
Accounts payable	(16,731)	(9,870)
Accrued expenses	(2,061)	(1,907)
Accrued compensation	521	(682)
Deferred revenue	(448)	69

Net cash provided by operating activities	179	2,447

Cash flows from investing activities:
Purchase of property and equipment	(3,937)	(1,798)
Purchases of investments	(29,997)	(15,400)
Sales of investments	29,050	19,800

Net cash provided by (used in) investing activities	(4,884)	2,602

Cash flows from financing activities:
Income tax withholding payment associated with stock option exercise	—	(1,588)
Proceeds from stock option exercises	570	353
Tax benefit of disqualifying dispositions	261	—

Net cash provided by (used in) financing activities	831	(1,235)

Net increase (decrease) in cash and cash equivalents	(3,874)	3,814
Cash and cash equivalents, at beginning of period	26,735	5,583

Cash and cash equivalents, at end of period	$22,861	$9,397

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730, Phone: 781-430-3000, Fax:781-430-3100, www.irobot.com

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended
	March 29,	March 31,
	2008	2007

Revenue by business unit (in thousands):
Home Robots
Product	$30,093	$19,441
Contract	55	—
Government & Industrial
Product	20,482	14,680
Contract	6,672	5,366

	$57,302	$39,487

Direct Revenue — Home Robots (in thousands)	$7,861	$5,215
Product Lifecycle Revenue — Government & Industrial (in thousands)	$3,203	$3,001

International Revenue (in thousands):
Home Robots	$10,405	$1,847
Government & Industrial	$812	$550

Average selling prices for robot units:
Home Robots	$158	$136
Government & Industrial (in thousands)	$111	$120

Gross Profit by business unit (in thousands):
Home Robots	$8,069	$5,877
Government & Industrial	7,291	5,240

	$15,360	$11,117

Units shipped by business unit:
Home Robots (in thousands)	169	129
Government & Industrial	156	97

Government & Industrial Funded Backlog (in thousands)	$13,358	$29,898

Days sales outstanding	39	41
Inventory turnover	3.1	5.8
Net cash provided by operating activities (in thousands)	$179	$2,447
Headcount	452	387
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iRobot Corporation
8 Crosby Drive, Bedford, MA 01730, Phone: 781-430-3000, Fax:781-430-3100, www.irobot.com